UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 30, 2020

SOUTH STATE CORPORATION

(Exact name of registrant as specified in its charter)

South Carolina (State or other jurisdiction of incorporation)	001-12669 (Commission File Number)	57-0799315 (IRS Employer Identification No.)

1101 First Street South, Suite 202 Winter Haven, FL (Address of principal executive offices)	33880 (Zip Code)

(863) 293-4710

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐->Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐->Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐->Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐->Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, par value $2.50 per share	SSB	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01. Other Events.

On September 30, 2020, South State Corporation (the “Company”) announced its plan to adjourn and reconvene its 2020 Annual Meeting of Shareholders (the “Annual Meeting”) to October 29, 2020, to allow additional time to solicit proxies on its proposal to declassify the board of directors. Under the Company’s bylaws, an amendment to declassify a board of directors requires that at least 80% of the outstanding shares vote in favor of it, and the Company wants to make sure that every shareholder has an opportunity to vote on this proposal. Currently, over 79% of the outstanding shares have voted in favor of the proposal.

The Company will convene the Annual Meeting as scheduled on September 30, 2020 at 10:00 a.m., local time, but will immediately adjourn the Annual Meeting before any of the proposals set forth in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on August 12, 2020, are voted upon. The adjourned Annual Meeting will reconvene on October 29, 2020 at 2 p.m., local time, and will be held at the Four Seasons Hotel Atlanta, 75 14th Street N.E., Atlanta, Georgia 30309. The record date remains unchanged, and shareholders of record as of August 10, 2020, will continue to be entitled to vote at the reconvened Annual Meeting. Shareholders who have previously cast their votes do not need to vote again. Shareholders of record on August 10, 2020 may attend the reconvened meeting, including to vote and/or submit questions during the meeting. During the pendency of the adjourned Annual Meeting, shareholders holding shares as of the record date of August 10, 2020, who have not yet voted are encouraged to vote by 11:59 p.m., Eastern Standard Time, on October 28, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTH STATE CORPORATION

By:	/s/ John C. Corbett
Name:	John C. Corbett
Title:	Chief Executive Officer

Dated: September 30, 2020

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